As filed with the Securities and Exchange Commission on January 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ultragenyx Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	27-2546083
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

60 Leveroni Court

Novato, CA 94949

(415) 483-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Emil D. Kakkis, M.D., Ph.D.

President and Chief Executive Officer

Ultragenyx Pharmaceutical Inc.

60 Leveroni Court

Novato, CA 94949

(415) 483-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr, Esq. Lisa M. Kahle, Esq. Ropes & Gray LLP Three Embarcadero Center, Third Floor San Francisco, CA 94111 Telephone: (415) 315-6300 Facsimile: (415) 315-6350	Shalini Sharp Chief Financial Officer Ultragenyx Pharmaceutical Inc. 60 Leveroni Court Novato, CA 94949 Telephone: (415) 483-8800 Facsimile: (415) 483-8810	B. Shayne Kennedy, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 Telephone: (714) 540-1235 Facsimile: (714) 755-8290

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-192244

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, $0.001 par value per share	1,059,907	$21.00	$22,258,047	$2,867

(1)	Represents only the additional number of shares being registered and includes 864,054 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-192244).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $111,290,320 on a Registration Statement on Form S-1 (File No. 333-192244), which was declared effective by the Securities and Exchange Commission on January 30, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $22,258,047 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1, as amended (File No. 333-192244) filed by Ultragenyx Pharmaceutical Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on January 30, 2014, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Novato, State of California, on January 30, 2014.

ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Emil D. Kakkis
Emil D. Kakkis, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EMIL D. KAKKIS	Director, President and Chief Executive Officer (Principal Executive Officer)	January 30, 2014
Emil D. Kakkis, M.D., Ph.D.

/s/ SHALINI SHARP	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2014
Shalini Sharp

*	Chairman of the Board	January 30, 2014
Eran Nadav, Ph.D.

*	Director	January 30, 2014
William Aliski

*	Director	January 30, 2014
Mårten Steen, M.D., Ph.D.

/s/ MATTHEW FUST	Director	January 30, 2014
Matthew Fust

/s/ CLAY SIEGALL	Director	January 30, 2014
Clay Siegall, Ph.D.

*By:	/s/ SHALINI SHARP
Shalini Sharp
Attorney-in-fact

Exhibit index

Exhibit number	Description of exhibit

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-192244), originally filed with the Securities and Exchange Commission on November 8, 2013 and incorporated by reference herein.